                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                               ------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                            CONSUMERS ENERGY COMPANY
             (Exact name of registrant as specified in its charter)


      MICHIGAN                                         38-0442310
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                            212 WEST MICHIGAN AVENUE
                             JACKSON, MICHIGAN 49201
                                  517-788-0550
              (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                             ---------------------

                                 ALAN M. WRIGHT
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            CONSUMERS ENERGY COMPANY
                            212 West Michigan Avenue
                             Jackson, Michigan 49201
                                  517-788-0351
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                           MICHAEL D. VAN HEMERT, ESQ.
                            ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                        Fairlane Plaza South, Suite 1100
                              330 Town Center Drive
                            Dearborn, Michigan 48126
                                 (313) 436-9200
                             -----------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                            -----------------------

   If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: []
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: []
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
                            ------------------------

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                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
TITLE OF EACH CLASS OF                     AMOUNT BEING           OFFERING PRICE       AGGREGATE OFFERING  REGISTRATION
SECURITIES TO BE REGISTERED                 REGISTERED                UNIT(1)               PRICE(1)            FEE
-------------------------------------------------------------------------------------------------------------------------
6 7/8% Senior Notes
Due 2018, Series B                         $225,000,000                100%              $225,000,000       $66,375.00
=========================================================================================================================

(1) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS-REFERENCE SHEET

                    PURSUANT TO ITEM 501(b) OF REGULATION S-K
                  SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4



ITEM NUMBER AND CAPTION                                                                 LOCATION IN THE PROSPECTUS

A.  Information About the Transaction

    1.   Forepart of Registration Statement and
         Outside Front Cover Page of the Prospectus.................   Front Cover Page of the Registration Statement; Outside
                                                                       Front Cover Page of the Prospectus

    2.   Inside Front and Outside Back Cover Pages of the
         Prospectus.................................................   Inside Front Cover Page of the Prospectus; Outside Back
                                                                       Cover Page of the Prospectus

    3.   Risk Factors, Ratio of  Earnings to Fixed Charges
         and Other Information......................................   Prospectus Summary; Selected Consolidated Financial
                                                                       Data;  Ratio of  Earnings to Fixed Charges; Incorporation
                                                                       of Certain Documents by Reference

    4.   Terms of the Transaction...................................   Prospectus Summary; Use of Proceeds; The Exchange Offer;
                                                                       Description of Exchange Notes; Certain United States
                                                                       Federal Income Tax Consequences; Plan of Distribution

    5.   Pro Forma Financial Information............................             *

    6.   Material Contracts with the Company Being
         Acquired...................................................             *

    7.   Additional Information Required for Reoffering
         by Persons and Parties Deemed to be Underwriters...........             *

    8.   Interests of Named Experts and Counsel.....................   Legal Matters; Experts

    9.   Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.............................             *

B.  Information About the Registrant

    10.  Information with Respect to S-3 Registrants................   Available Information; Incorporation of Certain Documents by
                                                                       Reference; Prospectus Summary; Consumers Energy Company;
                                                                       Selected Consolidated Financial Data; Use of Proceeds; Ratio
                                                                       of Earnings to Fixed Charges

    11.  Incorporation of Certain Information by
         Reference..................................................   Incorporation of Certain Documents by Reference

    12. Information With Respect to S-2 or S-3
         Registrants................................................             *

    13.  Incorporation of Certain Information by
         Reference..................................................             *

    14.  Information With Respect to Registrants Other
         Than S-3 or S-2 Registrants................................             *


C.  Information About the Company Being Acquired

    15.  Information With Respect to S-3 Companies..................             *

    16. Information With Respect to S-2 or S-3
         Companies..................................................             *

    17.  Information With Respect to Companies Other than
         S-3 or S-2 Companies.......................................             *

D.  Voting and Management Information

    18.  Information if Proxies, Consents or Authorizations are
         to be Solicited............................................             *

    19.  Information if Proxies, Consents or Authorizations are
         not to be Solicited, or in an Exchange Offer...............   Directors and Executive Officers; Executive Compensation;
                                                                       The Exchange Offer
-----------------
* Item is omitted because response is negative or item is inapplicable.


PROSPECTUS
DATED AUGUST __, 1998
                              OFFER TO EXCHANGE
                    6 7/8% SENIOR NOTES DUE 2018, SERIES B
    FOR ANY AND ALL OUTSTANDING 6 7/8% SENIOR NOTES DUE 2018, SERIES A OF

                           [CONSUMERS ENERGY LOGO]

                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON    , 1998, UNLESS EXTENDED.

Consumers Energy Company, a Michigan corporation ("Consumers"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange up to an aggregate principal amount of $225 million of its 6 7/8% Senior Notes Due 2018, Series B (the "Exchange Notes") for an equal principal amount of its 6 7/8% Senior Notes Due 2018, Series A (the "Notes"). The Exchange Notes will be substantially identical (including principal amount, interest rate, maturity and redemption rights) to the Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions, registration rights and interest rate step-up provisions applicable only to the Notes. The Notes have been, and the Exchange Notes will be, issued under the Indenture (as defined herein). The Exchange Notes will bear interest from March 6, 1998 (the date of issuance of the Notes for which the Exchange Offer is being made) or from the most recent interest payment date to which interest on the Notes has been paid, at a rate equal to 6 7/8% per annum. Interest on the Exchange Notes will be payable semiannually on March 1 and September 1, commencing September 1, 1998. The Exchange Notes will mature on March 1, 2018. The Exchange Notes will be redeemable at the option of Consumers, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined herein) plus 25 basis points, plus in each case accrued interest to the date of redemption. The Notes have no sinking fund provisions. See "Description of Exchange Notes - Redemption Provisions" herein.

Until the Release Date (as defined herein), the Exchange Notes will be secured by First Mortgage Bonds (as defined herein) issued and delivered by Consumers to the Trustee. See "Description of Exchange Notes -- Security; Release Date." On the Release Date, the Exchange Notes will cease to be secured, will become unsecured general obligations of Consumers and will rank on a parity with other unsecured indebtedness of Consumers (unless otherwise secured under the limited circumstances described under the caption "Description of Exchange Notes -- Limitation on Liens").

The Notes were sold by Consumers on March 6, 1998 to the Initial Purchasers (as defined herein) who offered a portion of the Notes in the United States to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and the remainder of the Notes were offered by the Initial Purchasers outside the United States in reliance on Regulation S under the Securities Act. See "The Exchange Offer." Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

                                                      (Continued on next page)


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August , 1998.

(continued from front cover page)

The Exchange Notes are being offered hereunder in order to satisfy certain obligations of Consumers contained in the Registration Rights Agreement dated March 6, 1998 (the "Registration Rights Agreement") by and among Consumers and Salomon Brothers Inc, Morgan Stanley & Co. Incorporated, BZW Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, and First Chicago Capital Markets, Inc (the last five named entities collectively referred to herein as the "Initial Purchasers"), with respect to the initial sale of the Notes.

Consumers will not receive any proceeds from the Exchange Offer. Consumers will pay all the expenses incident to the Exchange Offer. Tenders of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. See "The Exchange Offer."

The Exchange Offer is being made in reliance on certain no-action positions that have been published by the staff of the Securities and Exchange Commission (the "Commission") which require each tendering note holder to represent that it is acquiring the Exchange Notes in the ordinary course of its business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

There has not previously been any public market for the Exchange Notes. Consumers does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that an active market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions, Consumers's financial conditions and other factors. Such conditions might cause the Exchange Notes, to the extent they are actively traded, to trade at a significant discount from face value.

The Exchange Offer will expire at 5:00 p.m., New York City time, on 1998, or such later date and time to which it may be extended by Consumers, which in no
event shall be later than    1998. The Exchange Offer is not conditioned upon
any minimum principal amount of Notes being tendered for exchange pursuant to the Exchange Offer.

                              AVAILABLE INFORMATION

Consumers is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Consumers has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the Exchange Notes offered hereby (the "Exchange Offer Registration Statement"). This Prospectus, which constitutes a part of the Exchange Offer Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Exchange Offer Registration Statement as permitted by the rules and regulations of the Commission. For further information about Consumers and the Exchange Notes offered hereby, reference is made to the Exchange Offer Registration Statement, including the exhibits thereto, which may, along with reports, proxy statements and other information filed by Consumers with the Commission pursuant to the informational requirements of the Exchange Act, be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 5000 West Madison Street (Suite 1400), Chicago, Illinois 60601. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or through the World Wide Web (http://www.sec.gov). Such reports, proxy statements and other information concerning consumers may also be inspected and copied at the offices of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10005, the securities exchange on which certain of Consumers' securities are listed.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by Consumers (File No. 1-5611) are incorporated by reference in this Prospectus:

(a) Consumers' Annual Report on Form 10-K for the year ended December 31, 1997; and

(b)      Consumers' Quarterly Report on Form 10-Q for the quarter ended March
31, 1998.


All documents and reports subsequently filed by Consumers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Exchange Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN. CONSUMERS WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE DIRECTED TO CONSUMERS ENERGY COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES LOCATED AT 212 WEST MICHIGAN AVENUE, JACKSON, MICHIGAN 49201, ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE: (517) 788-0550. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS
SHOULD BE MADE BY    , 1998.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent any statement contained herein or in any subsequently filed document, which is also deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Certain information contained in this Prospectus summarizes, is based upon or refers to information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

                               PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere or incorporated by reference in this Prospectus and is qualified in its entirety by such more detailed information and consolidated financial statements, including the notes thereto, incorporated by reference in this Prospectus.

                                                        THE NOTE OFFERING


THE NOTES ...........................................   The Notes were sold by Consumers on March 6, 1998 and were subsequently offered to qualified institutional buyers pursuant to Rule 144A and to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act as well as to purchasers pursuant to Regulation S under the Securities Act.

REGISTRATION RIGHTS AGREEMENT........................   In connection with the offering of the Notes, Consumers entered into the
                                                        Registration Rights Agreement, which granted holders of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy the obligations of Consumers with respect to such exchange and registration rights which, except for limited instances involving the Initial Purchasers
                                                        (as defined in the Registration Rights Agreement) or Holders (as defined in the Registration Rights Agreement) who are not eligible to participate in the Exchange Offer, terminate upon the consummation of the Exchange Offer.
                                                        See "The Exchange Offer."

                                                        THE EXCHANGE OFFER

SECURITIES OFFERED...................................   $225 million aggregate principal amount of 6 7/8% Senior Notes due 2018,
                                                        Series B.

THE EXCHANGE OFFER...................................   The Exchange Notes are being offered in exchange for an equal principal amount of Notes. As of the date hereof, $225 million aggregate principal amount of Notes are outstanding. The Notes may be tendered only  in integral multiples of $1,000.

RESALE OF EXCHANGE NOTES.............................   Based on interpretations by the Staff of the Commission as set forth in no action letters issued to third parties, Consumers believes that the
                                                        Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of Consumers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities
                                                        Act, provided that (i) such Exchange Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange
                                                        Offer, such holder has no arrangement with any person to participate in a distribution of the Exchange Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. By tendering the Notes in exchange for the Exchange Notes, each holder will represent to Consumers  that: (i) it is not such an affiliate of Consumers,
                                                        (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.  If a holder of Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the
                                                        Securities Act in connection with any secondary resale transaction.

                                                        Each  broker-dealer that receives Exchange Notes for its own account pursuant to the  Exchange  Offer  must  acknowledge  that it will  deliver a  prospectus  in connection  with any resale of such Exchange  Notes.  The
                                                        Letter of  Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
                                                        "underwriter"  within the  meaning of the Securities Act. This Prospectus, as it may be amended or supplemented  from time to time, may be used by a broker-dealer  in connection with resales of the Exchange Notes received in exchange for the Notes where such Exchange Notes were acquired by such broker-dealer as a result of market-making  activities or other trading activities.  Consumers has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary  of the Expiration
                                                        Date, it will make this  Prospectus  available to any  broker-dealer  for use in connection with any such resale. See "Plan of Distribution."

                                                        To comply  with the  securities  laws of  certain  jurisdictions,  it may be necessary  to qualify for sale or to register  the  Exchange  Notes prior to offering or selling such Exchange Notes.  Consumers has agreed,  pursuant to
                                                        the  Registration   Rights  Agreement  and  subject  to  certain   specified
                                                        limitations  therein,  to cooperate with selling  Holders or underwriters in connection with the registration and qualification of the Exchange Notes for offer or sale under the securities or "blue sky" laws of such  jurisdictions as may be  necessary  to permit the holders of  Exchange  Notes to trade the
                                                        Exchange Notes without any restrictions or limitations  under the securities laws of the several states of the United States.

CONSEQUENCES OF FAILURE TO
EXCHANGE NOTES.......................................   Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Notes who do not exchange their Notes for Exchange
                                                        Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Notes, unless such Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, Consumers will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  See "The Exchange
                                                        Offer-- Consequences of Failure to Exchange."


EXPIRATION DATE .....................................   5:00 p.m., New York City time, on               , 1998, unless the Exchange
                                                        Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

CONDITIONS TO THE EXCHANGE OFFER.....................   The Exchange Offer is not conditioned upon any minimum principal amount of
                                                        Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by Consumers. See "The
                                                        Exchange Offer- Conditions."  Except for the requirements of applicable
                                                        United States federal and state securities laws, there are no United States federal or state regulatory requirements to be complied with or obtained by
                                                        Consumers in connection with the Exchange Offer.



PROCEDURES FOR TENDERING
NOTES................................................   Each holder of Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation to the Exchange Agent at the address set forth herein and effect a tender of Notes pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer -
                                                        Procedures for Tendering" and "Book-Entry Transfer."

GUARANTEED DELIVERY PROCEDURES.......................   Holders of Notes who wish to tender their Notes and who cannot deliver their Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer - Guaranteed
                                                        Delivery Procedures."

WITHDRAWAL RIGHTS....................................   Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York
                                                        City time, on the Expiration Date. To withdraw a tender of Notes, a written or facsimile transmission notice of withdrawal must be received by the
                                                        Exchange Agent at its address set forth under "The Exchange Offer-Exchange
                                                        Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF NOTES
AND DELIVERY OF EXCHANGE NOTES.......................   Subject to certain conditions, any and all Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the
                                                        Expiration Date will be accepted for exchange. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the
                                                        Expiration Date. See "The Exchange Offer - Acceptance of Notes for
                                                        Exchange; Delivery of Exchange Notes."

CERTAIN UNITED STATES TAX CONSEQUENCES ..............   The exchange of Notes for Exchange Notes will not constitute a taxable exchange for United States federal income tax purposes.  See "Certain
                                                        United States Federal Income Tax Consequences."

EXCHANGE AGENT.......................................   The Chase Manhattan Bank is serving as exchange agent (the "Exchange
                                                        Agent") in connection with the Exchange Offer.

FEES AND EXPENSES....................................   All expenses incident to Consumers's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by
                                                        Consumers. See "The Exchange Offer- Fees and Expenses."

USE OF PROCEEDS......................................   There will be no cash proceeds payable to Consumers from the issuance of the Exchange Notes pursuant to the Exchange Offer. The proceeds from the
                                                        Notes were applied to the payment upon early redemption of approximately
                                                        $119 million aggregate principal amount of Consumers' First Mortgage
                                                        Bonds.  Proceeds will be applied to the payment at maturity of approximately $88 million of Consumers' First Mortgage Bonds. Remaining proceeds were used to reduce outstanding borrowings under Consumers' credit facilities.  See "Use of Proceeds."

                                      4

                                                        THE EXCHANGE NOTES
SECURITIES OFFERED...................................   $225 million principal amount of 67/8% Senior Notes Due 2018, Series B
                                                        ("Exchange Notes").

MATURITY.............................................   March 1, 2018

INTEREST RATE........................................   The Exchange Notes will bear interest from March 6, 1998, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes, at a rate of 6 7/8% per annum, payable semiannually on March 1 and
                                                        September 1 of each year, commencing September 1, 1998.  See "Description of Exchange Notes - Principal, Maturity and Interest."

OPTIONAL REDEMPTION..................................   The Exchange Notes will be redeemable at the option of Consumers, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis
                                                        (assuming a 360-day year consisting of twelve 30-day months) at the
                                                        Treasury Yield (as defined herein) plus 25 basis points, plus in each case accrued interest to the date of redemption. The Exchange Notes have no sinking fund provisions.  See "Description of Exchange Notes - Redemption
                                                        Provisions."


RANKING..............................................   Until the Release Date (as defined herein), all of the Senior Notes (as defined herein) outstanding will be secured by one or more series of First
                                                        Mortgage Bonds issued and delivered by Consumers to the Trustee. On the
                                                        Release Date, the Senior Notes will cease to be secured by First Mortgage
                                                        Bonds, will become unsecured general obligations of Consumers and will rank on a parity with other senior unsecured indebtedness of Consumers.  See
                                                        "Description of Exchange Notes - General."

CERTAIN COVENANTS....................................   The Exchange Notes will be issued under an Indenture which contains covenants that, among other things, limit the ability of Consumers to incur certain additional liens or engage in certain sale-leaseback transactions following the Release Date.  See "Description of Exchange Notes - Certain
                                                        Covenants of Consumers."

FORM AND DENOMINATION................................   The Exchange Notes will be fully registered under the Securities Act and will be issued in the form of one or more Global Exchange Notes in fully registered form, deposited with a custodian for and registered in the name of a nominee of the Depositary. Beneficial interests in the Global Exchange
                                                        Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its Participants.  See
                                                        "Description of Exchange Notes - Registration, Transfer and Exchange."

EXCHANGE OFFER, REGISTRATION RIGHTS..................   Pursuant to a Registration Rights Agreement among Consumers and the Initial
                                                        Purchasers, Consumers agreed, among other things, (i) to file a registration statement (the "Exchange Offer Registration Statement") on or
                                                        prior to 150 days after the closing of the offering (the "Closing") with respect to an offer to exchange the Notes for a new issue of debt securities of Consumers (the "Exchange Notes") registered under the
                                                        Securities Act, with terms substantially identical to those of the Notes
                                                        (the "Exchange Offer") and (ii) to use its best


                                                        efforts to cause the Exchange  Offer  Registration  Statement to be declared effective  by the  Commission  on or  prior to 180 days  after  Closing.  In certain  circumstances,  Consumers  will  be  required  to  provide  a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the  Holders  thereof.  If  Consumers  fails to satisfy  its registration  obligation under the Registration Rights Agreement,  Consumers will be required to pay  liquidated  damages  ("Liquidated  Damages") to the
                                                        Holders of Notes under  certain  circumstances.  See "The  Exchange  Offer -
                                                        Registration Rights; Liquidated Damages."

                            CONSUMERS ENERGY COMPANY

    Consumers, incorporated in Michigan in 1968, is the successor to a corporation organized in Maine in 1910 that did business in Michigan from 1915 to 1968. Consumers was named Consumers Power Company from 1910 to the first quarter of 1997, when Consumers changed its name to Consumers Energy Company. Consumers is the principal subsidiary of CMS Energy Corporation, a Michigan corporation ("CMS Energy"). CMS Energy, through other subsidiaries, is also engaged in several domestic and international energy-related businesses including: oil and gas exploration and production; acquisition, development and operation of independent power production facilities; storage, transmission and processing of natural gas; energy marketing, services and trading; and international energy distribution.

    Consumers is a public utility serving gas or electricity to almost six million of Michigan's nine and a half million residents in all 68 counties in Michigan's Lower Peninsula. Consumers' service areas include automotive, metal, chemical, food and wood products and a diversified group of other industries. Consumers' electric operations include the generation, purchase, transmission and distribution of electricity in 61 of the 68 counties in the Lower Peninsula of Michigan. Consumers' gas operations include the purchase, transportation, storage and distribution of gas serving 54 of the 68 counties in the Lower Peninsula of Michigan. At December 31, 1997, Consumers provided service to 1.6 million electric customers and 1.5 million gas customers.

    Consumers' 1997 consolidated operating revenue of $3,769 million was derived 67% ($2,515 million) from its electric utility business, 32% ($1,204 million) from its gas utility business and 1% ($50 million) from its non-utility business.

    Consumers' electric generating system consists of five fossil-fueled plants, one nuclear plant, one pumped storage hydroelectric facility, seven gas combustion turbine plants and thirteen hydroelectric plants. Consumers-owned system generating capacity (including the pumped storage hydroelectric facility, of which Consumers has a 51% ownership) was 6,255 megawatts ("MW") as of December 31, 1997. In 1997, Consumers purchased 1,648 MW of net capacity from independent power producers. Consumers' peak power demand for 1997 was 7,315 MW in July 1997.

    Consumers' gas distribution and transmission system consists of 22,825 miles of distribution mains and 1,057 miles of transmission lines throughout the Lower Peninsula of Michigan. Consumers owns and operates six compressor stations with a total of 133,560 installed horsepower.

    Consumers is subject to regulation by various federal, state and local agencies including the Michigan Public Service Commission ("MPSC"), the Federal Energy Regulatory Commission ("FERC") and the Nuclear Regulatory Commission ("NRC"). The MPSC regulates public utilities in Michigan with respect to retail utility rates, accounting, services, certain facilities and various other matters. The FERC has jurisdiction over certain aspects of Consumers' gas business relating, among other things, to the acquisition, operation and disposal of assets and facilities and to service provided and rates charged by Michigan Gas Storage Company, a subsidiary of Consumers. Under certain circumstances, the FERC also has the power to modify gas tariffs of interstate pipeline companies. Certain aspects of Consumers' gas business also are subject to regulation by the FERC including a blanket transportation tariff pursuant to which Consumers can transport gas in interstate commerce. Certain aspects of Consumers' electric operations also are subject to regulation by the FERC, including compliance with the FERC's accounting rules and other regulations applicable to "public utilities" and "licensees," the transmission of electric energy in interstate commerce and the rates and charges for the sale of electric energy at wholesale, the consummation of certain mergers, the sale of certain facilities, the construction, operation and maintenance of hydroelectric projects and the issuance of securities, as provided by the Federal Power Act. Consumers is subject to NRC jurisdiction with respect to the design, construction, operation and decommissioning of its nuclear power plants.

    The foregoing information concerning Consumers does not purport to be comprehensive. For additional information concerning Consumers' business and affairs, including its capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which it is subject, prospective purchasers should refer to the Incorporated Documents. See "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENTS

     On June 16, 1998, Consumers announced it was commencing a fixed spread tender offer for any and all of its 8 7/8% First Mortgage Bonds due November 1999. The offer was successfully completed on June 30, 1998. Funds necessary to purchase these bonds came from the net proceeds of the recent sale by Consumers of $200 million of its Senior Remarketed Secured Notes, Series A, Due 2018, with Consumers repurchasing a total of approximately $136 million or 68% of the $200 million originally issued.

     On July 23, 1998, CMS Energy reported that operating earnings for Consumers' electric and gas businesses grew one percent to $128.1 million from $126.8 million in the second quarter of 1997. Total electric deliveries increased eight percent while natural gas deliveries decreased by 20 percent, due to unusually warm weather.


                      SELECTED CONSOLIDATED FINANCIAL DATA

The following is a summary of certain financial information of Consumers and its consolidated subsidiaries and is qualified in its entirety by, and should be read in conjunction with, the detailed information and Consumers consolidated financial statements and notes thereto included in the Incorporated Documents. See "Incorporation of Certain Documents by Reference."




                                              TWELVE MONTHS
                                                ENDED/AT                        YEAR ENDED/AT DECEMBER 31,
                                                                                --------------------------
                                                MARCH 31,
                                                   1998            1997         1996          1995     1994      1993
                                                   ----            ----         ----          ----     ----      ----
                                               (UNAUDITED)                           (IN MILLIONS)
         Operating revenue......................  $3,693         $3,769       $3,770        $3,511    $3,356    $3,243
         Net income.............................     336            321          296           255       226       198
         Net income available to common
         stockholder............................     299            284          260           227       202       187
         Total assets...........................   6,833          6,949        7,025         6,954     6,809     6,551
         Long-term debt, excluding current
         maturities.............................   1,722          1,369        1,900         1,922     1,953     1,839
         Non-current portion of capital leases..      73             74          100           104       108       106
         Total preferred stock..................     238            238          356           356       356       163
         Total trust preferred securities.......     220            220          100           ---       ---       ---





                                 USE OF PROCEEDS

         There will be no cash proceeds payable to Consumers from the issuance of the Exchange Notes pursuant to the Exchange Offer. The proceeds from the sale of the Notes were applied to the payment upon early redemption of $57 million aggregate principal amount of Consumers's 7 1/2% First Mortgage Bonds due November 1, 2001 and $62 million aggregate principal amount of its 7 1/2% First Mortgage Bonds due June 1, 2002. Additional proceeds will ultimately be applied to the payment at maturity of both $43 million aggregate principal amount of 6 7/8% First Mortgage Bonds due May 1, 1998 and $45 million aggregate principal amount of 6 5/8% First Mortgage Bonds due October 1, 1998. Remaining proceeds were used to repay certain of Consumers' borrowings under its credit facilities.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratios of earnings to fixed charges for the twelve months ended March 31, 1998 and for each of the years ended December 31, 1993 through 1997 are as follows:

                                                                                Year Ended December 31,
                                                                                -----------------------
                                        Twelve Months
                                    Ended March 31, 1998          1997        1996       1995       1994    1993
                                    --------------------         ------      -----       -----      -----   ----

Ratio of earnings to fixed charges......... 3.28                  3.31        3.27       2.82       2.81    2.46


         For the purpose of computing such ratio, earnings represent net income before income taxes, net interest charges and estimated interest portion of lease rentals.

                          DESCRIPTION OF EXCHANGE NOTES

GENERAL

    The Exchange Notes will be issued under the Indenture, dated as of February 1, 1998, as supplemented (collectively, the "Indenture") between Consumers and The Chase Manhattan Bank (the "Trustee"). The following summaries of certain provisions of the Indenture do not purport to be complete, make use of defined terms (some but not all of which are defined herein) and are subject to, and qualified in their entirety by, all of the provisions of the Indenture, which is incorporated herein by this reference and which is available upon request to the Trustee. Unless otherwise indicated, references to Section numbers under this caption are references to the Section numbers of the Indenture.

    Until the Release Date (as defined below), all of the senior notes outstanding under the Indenture (the "Senior Notes") will be secured by one or more series of Consumers' First Mortgage Bonds (as defined below) issued and delivered by Consumers to the Trustee. See "Security; Release Date." ON THE RELEASE DATE, THE SENIOR NOTES (INCLUDING THE EXCHANGE NOTES) WILL CEASE TO BE SECURED BY FIRST MORTGAGE BONDS, WILL BECOME UNSECURED GENERAL OBLIGATIONS OF CONSUMERS AND WILL RANK ON A PARITY WITH OTHER UNSECURED INDEBTEDNESS OF CONSUMERS. The Indenture provides that, in addition to the Exchange Notes offered hereby, additional Senior Notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Release Date, the principal amount of Senior Notes that may be issued and outstanding cannot exceed the principal amount of Senior Note Mortgage Bonds (as defined herein) then held by the Trustee. See "Description of First Mortgage Bonds -- Issuance of Additional First Mortgage Bonds."

    There is no requirement under the Indenture that future issues of debt securities of Consumers be issued exclusively under the Indenture, and Consumers will be free to employ other indentures (including, prior to the Release Date, the Mortgage (as defined below)) or documentation, containing provisions different from those included in the Indenture or applicable to one or more issues of Senior Notes (including the Exchange Notes), in connection with future issues of such other debt securities.

    There are no provisions in the Indenture or the Exchange Notes that require Consumers to redeem, or permit the holders to cause a redemption of, the Exchange Notes or that otherwise protect the holders in the event that Consumers incurs substantial additional indebtedness, whether or not in connection with a change in control of Consumers.

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Notes are limited in aggregate principal amount to $225 million, will mature on March 1, 2018 and will bear interest at 6 7/8% per annum. Interest on the Exchange Notes will accrue from March 6, 1998, and will be payable semi-annually on March 1 and September 1, beginning September 1, 1998. Subject to certain exceptions, the Indenture provides for the payment of interest on the Interest Payment Date only to persons in whose names the Exchange Notes are registered on the Regular Record Date, which will be the February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. As used herein, the term "interest" on the Exchange Notes or Senior Note Mortgage Bonds shall be deemed to include additional interest, if any, which may be payable following a Registration Default as described under "Registration Rights."

REDEMPTION PROVISIONS

    The Exchange Notes will be redeemable at the option of Consumers, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus in each case accrued interest to the date of redemption, such redemption price to be set forth in an Officers Certificate(as defined in the Indenture) delivered to the Trustee on or before the redemption date and upon which the Trustee may conclusively rely.

    "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

    "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Notes. "Independent Investment Banker" means Salomon Brothers Inc or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Consumers.

    "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if Consumers or an Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Consumers or an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

    "Reference Treasury Dealer" means (i) each of Salomon Brothers Inc, Morgan Stanley & Co. Incorporated, BZW Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and First Chicago Capital Markets, Inc.; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by Consumers.

    If less than all of the Exchange Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, the particular Exchange Notes or portions thereof to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Exchange Notes to be redeemed (which, as long as the Exchange Notes are held in the book-entry only system, will be DTC (or its nominee) or a successor depositary (the "Depositary")); provided, however, that the failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of Exchange Notes as to which there shall have been no such failure or defect. On and after the date fixed for redemption (unless Consumers shall default in the payment of the Exchange Notes or portions thereof to be redeemed at the applicable redemption price, together with interest accrued thereon to such date), interest on the Exchange Notes or the portions thereof so called for redemption shall cease to accrue.

    No notice of redemption of the Exchange Notes will be mailed during the continuance of any event of default under the Indenture, except that (i) when notice of redemption of any Exchange Notes has been mailed, Consumers shall redeem such Exchange Notes but only if funds sufficient for that purpose have prior to the occurrence of such event of default been deposited with the Trustee or a paying agent for such purpose, and (ii) notices of redemption of all outstanding Senior Notes may be given during the continuance of an event of default under the Indenture.

    Any notice of redemption at the option of Consumers may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Exchange Notes and that if such money has not been so received, such notice will be of no force and effect and Consumers will not be required to redeem such Exchange Notes. (Sections 3.02 and 3.03).


    The Exchange Notes have no sinking fund provisions.

REGISTRATION, TRANSFER AND EXCHANGE

    The Exchange Notes will initially be issued in the form of one or more Global Exchange Notes, in registered form, without coupons, in denominations of $1,000 or an integral multiple thereof as described under "Book-Entry; Delivery; Form and Transfer." The Global Exchange Notes will be registered in the name of a nominee of DTC. Each Global Exchange Note (and any Global Exchange Note issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "Book-Entry; Delivery; Form and Transfer -- Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes." Except as set forth herein under "Book-Entry; Delivery; Form and Transfer -- Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes," owners of beneficial interests in a Global Exchange Note will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of any such Exchange Note and will not be considered the registered holder thereof under the Indenture.

    Senior Notes of any series will be exchangeable for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.06)

    Senior Notes may be presented for exchange or registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained in the Borough of Manhattan, The City of New York, for such purpose with respect to any series of Senior Notes, without service charge but upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon Consumers and the Trustee being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.06, 2.07 and 6.02)

    In the event of any redemption of Senior Notes of any series, the Trustee will not be required to exchange or register a transfer of any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06)

PAYMENT AND PAYING AGENTS

    Payments of principal of and interest and premium, if any, on Exchange Notes issued in the form of Global Exchange Notes shall be made by wire transfer of immediately available funds to the account specified by the registered holder of such Global Exchange Note, which shall initially be a nominee of DTC. Interest on Exchange Notes (other than interest at maturity) that are in the form of certificated notes ("Certificated Exchange Notes") will be paid by check mailed to the person entitled thereto at such person's address as it appears in the register for the Exchange Notes maintained by the Trustee; however, a holder of Senior Notes of one or more series under the Indenture in the aggregate principal amount of $10 million or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable Regular Record Date. The principal of, and interest at maturity and premium, if any, on Exchange Notes in the form of Certificated Exchange Notes will be payable in immediately available funds at the office of the Trustee or at the authorized office of any paying agent. (Section 2.12)

    If and to the extent that Consumers fails to make timely payment of interest on any Exchange Note, that interest shall cease to be payable to the persons who were the holders of such Exchange Notes at the applicable Regular Record Date, and shall instead become payable to the holder of such Exchange Note at the close of business on a special record date established by the Trustee, which special record date shall be not more than 15 or fewer than 10 days prior to the date of the proposed payment. (Section 2.11)

    All monies paid by Consumers to the Trustee for the payment of principal of, interest or premium, if any, on any Exchange Note which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to Consumers, subject to applicable abandoned property laws, and the holder of such Exchange Note will thereafter look only to Consumers for payment thereof. (Section 5.04)

    In any case where the date of maturity of the principal of or any premium or interest on any Exchange Note or the date fixed for redemption of any Exchange
Note is not a Business Day, then payment of such principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal or premium of the Exchange Note is stated to be payable to such next succeeding

Business Day. (Section 15.06) "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banks or trust companies in the Borough of Manhattan, The City of New York, or in any other city where the corporate trust office of the Trustee may be located, are obligated or authorized by law or executive order to close.

SECURITY; RELEASE DATE

    Until the Release Date, the Senior Notes (including the Exchange Notes) will be secured by one or more series of Consumers' First Mortgage Bonds ("Senior Note Mortgage Bonds") issued and delivered by Consumers to the Trustee (see "Description of First Mortgage Bonds"). Upon the issuance of a series of Senior Notes (including the Exchange Notes) prior to the Release Date, Consumers will simultaneously issue and deliver to the Trustee, as security for all Senior Notes, a series of Senior Note Mortgage Bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same aggregate principal amount as the series of the Senior Notes (including the Exchange Notes) being issued. Any series of Senior Note Mortgage Bonds may, but need not, bear interest. The series of Senior Note Mortgage Bonds to be issued to the Trustee concurrently with the issuance of the Exchange Notes will bear interest at the same rate as is borne by the Exchange Notes. Any payment by Consumers to the Trustee of principal of, premium, if any, and interest on, a series of Senior Note Mortgage Bonds will be applied by the Trustee to satisfy Consumers' obligations with respect to principal of, premium, if any, and interest on, the Senior Notes.
(Sections 2.12(c), 4.10 and 4.11)

    THE RELEASE DATE WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS ("FIRST MORTGAGE BONDS") OF CONSUMERS ISSUED AND OUTSTANDING UNDER THE MORTGAGE, OTHER THAN SENIOR NOTE MORTGAGE BONDS, HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT, REDEMPTION OR OTHERWISE. ON THE RELEASE DATE, THE TRUSTEE WILL DELIVER TO CONSUMERS FOR CANCELLATION ALL SENIOR NOTE MORTGAGE BONDS AND NOT LATER THAN 30 DAYS THEREAFTER, WILL PROVIDE NOTICE TO ALL HOLDERS OF SENIOR NOTES (INCLUDING THE EXCHANGE NOTES) OF THE OCCURRENCE OF THE RELEASE DATE. AS A RESULT, ON THE RELEASE DATE, THE SENIOR NOTE MORTGAGE BONDS SHALL CEASE TO SECURE THE SENIOR NOTES (INCLUDING THE EXCHANGE NOTES), AND THE SENIOR NOTES (INCLUDING THE EXCHANGE NOTES) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF CONSUMERS. (Section 4.11) Each series of Senior Note Mortgage Bonds will be a series of First Mortgage Bonds of Consumers, all of which are secured by a lien on certain property owned by Consumers. See "Description of First Mortgage Bonds -- Priority and Security." Upon the payment or cancellation of any outstanding Senior Notes, the Trustee shall surrender to the Company for cancellation an equal principal amount of the related series of Senior Note Mortgage Bonds. Consumers shall not permit, at any time prior to the Release Date, the aggregate principal amount of Senior Note Mortgage Bonds held by the Trustee to be less than the aggregate principal amount of Senior Notes outstanding. (Section 4.08) Following the Release Date, Consumers will cause the Mortgage to be discharged and will not issue any additional First Mortgage Bonds under the Mortgage. (Section 4.11) While Consumers will be precluded after the Release Date from issuing additional First Mortgage Bonds, it will not be precluded under the Indenture or Exchange Notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under "Certain Covenants of Consumers -- Limitation on Liens."

EVENTS OF DEFAULT

    The following constitute events of default under the Indenture: (a) default in the payment of principal of and premium, if any, on any Senior Note when due and payable; (b) default in the payment of interest on any Senior Note when due which continues for 60 days; (c) default in the performance or breach of any other covenant or agreement of Consumers in the Senior Notes or in the Indenture and the continuation thereof for 90 days after written notice thereof to Consumers by the Trustee or the holders of at least 33% in aggregate principal amount of the outstanding Senior Notes; (d) prior to the Release Date, the occurrence of a default as defined in the Mortgage; provided, however, that the waiver or cure of such default and the rescission and annulment of the consequences thereof under the Mortgage shall constitute a waiver of the corresponding event of default under the Indenture and a rescission and annulment of the consequences thereof under the Indenture; and (e) certain events of bankruptcy, insolvency, reorganization, assignment or receivership of Consumers. (Section 8.01)

    If an event of default occurs and is continuing, either the Trustee or the holders of a majority in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes, the Senior Note Mortgage Bonds shall be immediately redeemed upon demand of the Trustee (and surrender thereof to the Mortgage Trustee) at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. See "Description of First Mortgage Bonds -- Redemption Provisions." At any time after an acceleration of the Senior Notes has been declared but before a judgment or decree for the payment of the principal amount of the Senior Notes has been obtained (and provided the acceleration of all First Mortgage Bonds has not occurred), if Consumers pays or deposits with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes. (Section 8.01)

    The Indenture provides that the Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Senior Notes unless such holders have offered to the Trustee reasonable security or indemnity. (Section 9.02) Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. The holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of Senior Notes. (Section 8.07) The Indenture provides that no holder of Senior Notes may institute any action against Consumers under the Indenture unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of Senior Notes then outstanding affected by such event of default shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, and the Trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of Senior Notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of Senior Notes. Notwithstanding that the right of a holder of Senior Notes to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each holder of a Senior Note has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Senior Note when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder of Senior Notes. (Section 8.04) The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give the holders of the Senior Notes notice of any such default known to the Trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Senior Notes, the Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.08) Consumers is required to deliver to the Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, Consumers is in compliance with the conditions and covenants under the Indenture.
(Section 6.06)

MODIFICATION

    Modification and amendment of the Indenture may be effected by Consumers and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the maturity date of any Senior Note; (b) reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any Senior Note; (c) reduce the principal amount of, or premium payable on, any Senior Note; (d) change the coin or currency of any payment of principal of, or any premium or interest on, any Senior Note; (e) change the date on which any Senior Note may be redeemed or repaid at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (f) impair the interest of the Trustee in the Senior Note Mortgage Bonds held by it or, prior to the Release Date, reduce the principal amount of any series of Senior Note Mortgage Bonds securing the Senior Notes to an amount less than the principal amount of the related series of Senior Notes or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to modify or amend the Indenture or to waive any past default to less than a majority. (Section 13.02) Modification and amendment of the Indenture may be effected by Consumers and the Trustee without the consent of the holders in certain cases, including (a) to add to the covenants of Consumers for the benefit of the holders or to surrender a right conferred on Consumers in the Indenture; (b) to add further security for the Senior Notes; (c) to add provisions enabling Consumers to be released with respect to one or more series of outstanding Senior Notes from its obligations under the covenants described under "Certain Covenants of Consumers Limitation on Liens" and "-- Limitation on Sale and Lease-Back Transactions" and "Consolidation, Merger and Sale or Disposition of Assets" below, upon satisfaction of conditions with respect to such series of Senior Notes which are the same as those described below under "Defeasance and Discharge" (except that the opinion of tax counsel referred to therein need not be based upon an External Tax Pronouncement (as defined in the Indenture)); (d) to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or (e) to make any other change that is not prejudicial to the holders of Senior Notes in any material respect. (Section 13.01)

    A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of Senior Notes, or which modifies the rights of the holders of Senior Notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Indenture of the holders of Senior Notes of any other series. (Section 13.02)

DEFEASANCE AND DISCHARGE

    The Indenture provides that Consumers will be discharged from any and all obligations in respect to the Senior Notes and the Indenture (except for certain obligations such as obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, Consumers irrevocably deposits with the Trustee, in trust for the benefit of holders of Senior Notes, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the Senior Notes on the dates such payments are due in accordance with the terms of the Indenture and the Senior Notes; provided that, unless all of the Senior Notes are to be due within 90 days of such deposit by redemption or otherwise, Consumers shall also have delivered to the Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Indenture. Thereafter, the holders of Senior Notes must look only to such deposit for payment of the principal of, and interest and any premium on, the Senior Notes. (Section 5.01)

CONSOLIDATION, MERGER AND SALE OR DISPOSITION OF ASSETS

    Consumers will not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as or substantially as an entirety unless (i) the successor or transferee corporation shall be a corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia, (ii) the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the Senior Notes and the performance of every covenant of the Indenture to be performed or observed by Consumers and (iii) if prior to the Release Date, the successor or transferee corporation assumes Consumers' obligations under the Mortgage with respect to the Senior Note Mortgage Bonds. (Section 12.01) Upon any such consolidation, merger, sale, transfer or other disposition of the properties of Consumers substantially as an entirety, the successor corporation formed by such consolidation or into which Consumers is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Consumers under the Indenture with the same effect as if such successor corporation had been named as Consumers therein and Consumers will be released from all obligations under the Indenture. (Section 12.02) For purposes of the Indenture, the conveyance or other transfer by Consumers of (a) all or any portion of its facilities for the generation of electric energy, (b) all of its facilities for the transmission of electric energy or (c) all of its facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all the properties of Consumers, as or substantially as an entirety. (Section 12.01)

CERTAIN COVENANTS OF CONSUMERS

Limitation on Liens

    The Indenture provides that, so long as any such Senior Notes are outstanding, Consumers may not issue, assume, guarantee or permit to exist after the Release Date any Debt that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any Operating Property of Consumers, whether owned at the date of the Indenture or thereafter acquired, without in any such case effectively securing the Senior Notes (together with, if Consumers shall so determine, any other indebtedness of Consumers ranking equally with the Senior Notes) equally and ratably with such Debt (but only so long as such Debt is so secured).

    The foregoing restriction will not apply to: (1) Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);
(2) Liens on Operating Property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of its properties (or those of a division) as or substantially as an entirety to, Consumers; (3) Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement; (4) Liens in favor of any State or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, obligations of Consumers with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving Operating Property of Consumers; or (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the foregoing restriction will not apply to the issuance, assumption or guarantee by Consumers of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt of Consumers (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of "Limitations on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of Net Tangible Assets or 15% of Capitalization. (Section 6.07).

Limitation on Sale and Lease-Back Transactions

    The Indenture provides that so long as such Senior Notes are outstanding, Consumers may not enter into or permit to exist after the Release Date any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such Operating Property or the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if (a) Consumers would be entitled pursuant to any of the provisions described in clauses (1) to
(5) of the first sentence of the second paragraph under "Limitation on Liens" above to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the Senior Notes,
(b) after giving effect to such Sale and Lease-Back Transaction, Consumers could incur pursuant to the provisions described in the second sentence of the second paragraph under "Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (a)), or (c) Consumers applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Operating Property so leased to the retirement of Senior Notes or other Debt of Consumers ranking equally with, the Senior Notes, subject to reduction for Senior Notes and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity. (Section 6.08).

Certain Definitions

    "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of Consumers: (i) liabilities for indebtedness maturing more than twelve (12) months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities (as defined in the Indenture), premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock of Consumers held in its treasury.

    "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.

    "Net Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of Consumers, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which Consumers is engaged and that are approved by the independent accountants regularly retained by Consumers, and may be determined as of a date not more than sixty
(60) days prior to the happening of the event for which such determination is being made.

    "Operating Property" means (i) any interest in real property owned by Consumers and (ii) any asset owned by Consumers that is depreciable in accordance with GAAP, excluding, in either case, any interest of Consumers as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with GAAP.

    "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to Consumers of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by Consumers to such person; provided, however, Sale and Lease-back Transaction does not include any arrangement first entered into prior to the date of the Indenture.

    "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to Consumers from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the net book value of such property, as determined in accordance with generally accepted accounting principles by Consumers at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

VOTING OF SENIOR NOTE MORTGAGE BONDS HELD BY TRUSTEE

    The Trustee, as the holder of Senior Note Mortgage Bonds, will attend any meeting of bondholders under the Mortgage, or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. So long as no Event of Default as defined in the Indenture has occurred and is continuing, the Trustee will vote or consent:

    (a) in favor of amendments or modifications of the Mortgage of substantially the same tenor and effect as follows:

        (i) to eliminate the maintenance and replacement fund and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of First Mortgage Bonds;


        (ii) to eliminate sinking funds or improvement funds ("S&I Funds") and to recover amounts of net property additions previously applied in satisfaction thereof so that the same would become available as a basis for the issuance of First Mortgage Bonds;


        (iii) to eliminate the restriction on the payment of dividends on common stock and to eliminate the requirements in connection with the periodic examination of the mortgaged and pledged property by an independent engineer;

        (iv) to permit First Mortgage Bonds to be issued under the Mortgage in a principal amount equal to 70% of unfunded net property additions instead of 60%, to permit S&I Fund requirements (to the extent not otherwise eliminated) under the Mortgage to be satisfied by the application of net property additions in an amount equal to 70% of such additions instead of 60%, and to permit the acquisition of property subject to certain liens prior to the lien of the Mortgage if the principal amount of indebtedness secured by such liens does not exceed 70% of the cost of such property instead of 60%;

        (v) to eliminate requirements that Consumers deliver a net earnings certificate for any purpose under the Mortgage;

        (vi) to raise the minimum dollar amount of insurance proceeds on account of loss or damage that must be payable to the Trustee from $50,000 to an amount equal to the greater of (A) $5,000,000 and (B) three per centum (3%) of the aggregate principal amount of First Mortgage Bonds outstanding;

        (vii) to increase the amount of the fair value of property which may be sold or disposed of free from the lien of the Mortgage, without any release or consent by the Trustee, from not more than $25,000 in any calendar year to not more than an amount equal to the greater of (A) $5,000,000 and (B) three per centum (3%) of the aggregate principal amount of First Mortgage Bonds then outstanding; and

        (viii) to permit certain mortgaged and pledged property to be released from the lien of the Mortgage if, in addition to certain other conditions, the Trustee receives purchase money obligations of not more than 70% of the fair value of such property instead of 60% and to eliminate the further requirement for the release of such property that the aggregate principal amount of purchase money obligations held by the Trustee not exceed 20% of the principal amount of First Mortgage Bonds outstanding; and

        (ix) to eliminate the restriction prohibiting the Mortgage Trustee from applying cash held by it pursuant to the Mortgage to the purchase of bonds not otherwise redeemable at a price exceeding 110% of the principal of such bonds, plus accrued interest; and

    (b) with respect to any other amendments or modifications of the Mortgage, as follows: the Trustee shall vote all Senior Note Mortgage Bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the Mortgage, the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of the Mortgage which, if it were an amendment or modification of the Indenture, would require the consent of Holders of Senior Notes as described under "Modification," without the prior consent of Holders of Senior Notes which would be required for such an amendment or modification of the Indenture. (Section 4.03)

RESIGNATION OR REMOVAL OF TRUSTEE

    The Trustee may resign at any time upon written notice to Consumers specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Trustee and such specified day. (Section 9.10)

    The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, so long as no Event of Default or event which, with the giving of notice or lapse of time or both, would become an Event of Default has occurred and is continuing, Consumers may remove the Trustee upon notice to the holder of each Senior Note outstanding and the Trustee, and appointment of a successor Trustee. (Section 9.10)

CONCERNING THE TRUSTEE

    The Chase Manhattan Bank is both the Trustee under the Indenture and the Mortgage Trustee under the Mortgage. Consumers and its affiliates maintain depository and other normal banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank is also a lender to Consumers and its affiliates. The Indenture provides that Consumers' obligations to compensate the Trustee and reimburse the Trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the Senior Notes upon all property and funds held or collected by the Trustee as such.

GOVERNING LAW

    The Indenture and each Senior Note will be governed by Michigan Law.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

    The Exchange Notes will be issued initially in the form of one or more registered global Exchange Notes without interest coupons (collectively, the "Global Exchange Notes"). Upon issuance, the Global Exchange Notes will be deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

    The Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Exchange Notes may be exchanged for Exchange Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Exchange Notes for Certificated Exchange Notes."

Depositary Procedures

    DTC has advised Consumers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants, and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the appropriate Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

    DTC has also advised Consumers that, pursuant to DTC's procedures, (i) upon deposit of the Global Exchange Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Exchange Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Exchange Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Exchange Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Exchange Notes.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Exchange Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Exchange Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes see "--Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes."

    EXCEPT AS DESCRIBED IN "--Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL EXCHANGE NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Under the terms of the Indenture, Consumers and the Trustee will treat the persons in whose names the Exchange Notes are registered (including Exchange Notes represented by Global Exchange Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium and interest on Global Exchange Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Senior Debt Indenture. Consequently, neither Consumers, the Trustee nor any agent of Consumers or the Trustee has or will have any responsibility or liability for
(i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Exchange Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised Consumers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Exchange Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Exchange Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or Consumers. Neither Consumers nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and Consumers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

    The Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised Consumers that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Direct Participants to whose account interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default with respect to the Exchange Notes, DTC reserves the right to exchange Global Exchange Notes (without the direction of one or more of its Direct Participants) for legended Exchange Notes in certificated form, and to distribute such certificated forms of Exchange Notes to its Direct Participants. See "--Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes."

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among Direct Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Consumers or the Trustee will have any responsibility for the performance by DTC, or its respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that Consumers believes to be reliable, but Consumers takes no responsibility for the accuracy thereof.

Transfers of Interests in Global Exchange Notes for Certificated Exchange Notes

    An entire Global Exchange Note may be exchanged for Certificated Exchange Notes if (i) (x) DTC notifies Consumers that it is unwilling or unable to continue as Depositary for the Global Exchange Notes or Consumers determines that DTC is unable to act as such Depositary and Consumers thereupon fails to appoint a successor depositary within 90 days or (y) DTC has ceased to be a clearing agency registered under the Exchange Act, (ii) Consumers, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Exchange Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Exchange Notes. In any such case, Consumers will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Exchange Note, Certificated Exchange Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Exchange Notes.

    Beneficial interests in Global Exchange Notes held by any Direct or Indirect Participant may be exchanged for Certificated Exchange Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Exchange Notes delivered in exchange for any beneficial interest in any Global Exchange Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    Neither Consumers nor the Trustee will be liable for any delay by the holder of the Global Exchange Notes or DTC in identifying the beneficial owners of Exchange Notes, and Consumers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Exchange Note or DTC for all purposes.

                       DESCRIPTION OF FIRST MORTGAGE BONDS

GENERAL

    The Senior Note Mortgage Bonds were issued under an Indenture dated as of September 1, 1945, between Consumers and The Chase Manhattan Bank, as trustee (the "Mortgage Trustee"), as amended and supplemented by various supplemental indentures and as further supplemented by a Supplemental Indenture dated as of March 1, 1998 providing for the series of Senior Note Mortgage Bonds relating to the Exchange Notes (the "Mortgage"). In connection with the change of the state of incorporation from Maine to Michigan in 1968, Consumers succeeded to and was substituted for the Maine corporation under the Mortgage. At June 30, 1998, four series of First Mortgage Bonds in an aggregate principal amount of approximately $809 million were outstanding under the Mortgage, excluding four series of First Mortgage Bonds in an aggregate principal amount of $925 million to secure outstanding Senior Notes and one series of First Mortgage Bonds in an aggregate principal amount of $30 million to secure outstanding pollution control revenue bonds. The statements herein concerning the Senior Note Mortgage Bonds and the Mortgage are an outline and do not purport to be complete. They make use of defined terms and are qualified in their entirety by express reference to the cited sections and articles of the Mortgage a copy of which will be available upon request to the Trustee.

    The Senior Note Mortgage Bonds relating to the Exchange Notes ("Senior Note Exchange Mortgage Bonds") were issued as security for Consumers' obligations under the Indenture and were delivered to and registered in the name of the Trustee. The Senior Note Exchange Mortgage Bonds were issued as security for the Notes and will secure the Exchange Notes until the Release Date. For purposes of the Indenture, the Senior Note Exchange Mortgage Bonds shall be deemed to be the "related series" of Senior Note Mortgage Bonds in respect of the Exchange Notes. The Indenture provides that the Trustee shall not transfer any Senior Note Mortgage Bonds except to a successor trustee, to Consumers (as provided in the Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Consumers. The Trustee shall generally vote the Senior Note Mortgage Bonds proportionately with what it believes to be the vote of all other First Mortgage Bonds then outstanding except in connection with certain amendments or modifications of the Mortgage, as described under "Description of Exchange Notes -- Voting of Senior Note Mortgage Bonds Held by Trustee."

    The Senior Note Exchange Mortgage Bonds will correspond to the Exchange Notes in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or premium, if any, or interest on the Exchange Notes, Senior Note Exchange Mortgage Bonds in a principal amount equal to the principal amount of such Exchange Notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of Consumers to make such payment shall be discharged. The Mortgage Trustee may conclusively assume that the obligation to make payments on the Senior Note Exchange Mortgage Bonds has been discharged unless it has received a written notice from the Trustee stating that timely payment on the Exchange Notes has not been made.

REDEMPTION PROVISIONS

    The Senior Note Exchange Mortgage Bonds will be redeemed on the respective dates and in the respective principal amounts which correspond to the redemption dates for, and the principal amounts to be redeemed of, the Exchange Notes. The Senior Note Exchange Mortgage Bonds are not redeemable by operation of the improvement fund or the maintenance or replacement provisions of the Mortgage, or with the proceeds of released property.

    In the event of an Event of Default under the Indenture and acceleration of the Exchange Notes, the Senior Note Exchange Mortgage Bonds will be immediately redeemable in whole, upon demand of the Trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date. See "Description of Exchange Notes -- Events of Default."

PRIORITY AND SECURITY

    The Senior Note Mortgage Bonds will rank pari passu as to security with bonds of other series now outstanding or hereafter issued under the Mortgage, which is a direct first lien on substantially all of Consumers' property and franchises (other than certain property expressly excluded from the lien thereof (such as cash, bonds, stock and certain other securities, contracts, accounts and bills receivables, judgments and other evidences of indebtedness, stock in trade, materials or supplies manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of Consumers, natural gas, oil and minerals, motor vehicles and certain real property listed in Schedule A to the Mortgage)), and subject to excepted encumbrances (and certain other limitations) as defined and described in the Mortgage and subject to the provisions of MCL
324.20138. MCL 324.20138 provides that under certain circumstances, the State of Michigan's lien against property on which it has incurred costs related to any response activity that is subordinate to prior recorded liens can become superior to such prior liens pursuant to court order. The Mortgage permits, with certain limitations specified in Section 7.05, the acquisition of property subject to prior liens and, under certain conditions specified in Section 7.14, permits the issuance of additional indebtedness under such prior liens to the extent of 60% of net property additions made by Consumers to the property subject to such prior liens. (Granting Clauses, Article I.)

IMPROVEMENT FUND REQUIREMENT

    The supplemental indentures under which certain series of outstanding bonds have been issued provide for annual improvement fund payments, in cash and/or bonds, in the amount of an "improvement fund requirement" (which generally is 1% of the principal amount of such bonds, less certain bonds retired), which may also be satisfied with, and cash withdrawn to the extent of, 60% of unfunded net property additions. The Senior Note Exchange Mortgage Bonds will not have the benefit of any sinking or improvement fund.

MAINTENANCE AND REPLACEMENT REQUIREMENT

    The supplemental indentures under which all series of outstanding bonds prior to the Sixty-seventh Supplemental Indenture have been issued have incorporated certain covenants contained in Section 7.07 of the Mortgage. Such covenants, in addition to a general covenant with respect to maintenance of the mortgaged property, require Consumers as of the end of each calendar year to have applied certain amounts for maintenance, renewals and replacements of the mortgaged and pledged property. The supplemental indenture relating to the Senior Note Exchange Mortgage Bonds does not incorporate Section 7.07 of the Mortgage.

ISSUANCE OF ADDITIONAL FIRST MORTGAGE BONDS

    Additional bonds may be issued under the Mortgage to the extent of 60% of unfunded net property additions or against the deposit of an equal amount of cash, if, for any period of twelve consecutive months within the fifteen preceding calendar months the net earnings of Consumers (before income or excess profit taxes) shall have been at least twice the interest requirement for one year on all bonds outstanding and to be issued and on indebtedness of prior or equal rank. Additional bonds may also be issued to refund bonds theretofore outstanding under the Mortgage. Deposited cash may be applied to the retirement of bonds or be withdrawn in an amount equal to the principal amount of bonds which may be issued on the basis of unfunded net property additions. (Articles I, IV, V and VI.) As of March 31, 1998, unfunded net property additions were $2.5 billion, and Consumers could issue $1.5 billion of additional bonds on the basis of such property additions. In addition, at March 31, 1998, Consumers could issue $716 million of additional bonds on the basis of bonds previously retired.

    The Senior Note Exchange Mortgage Bonds were issued upon the basis of retired bonds.

RELEASE AND SUBSTITUTION OF PROPERTY

    The Mortgage provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, or contracted to be sold or exchanged, upon the basis of cash deposited with the Mortgage Trustee, bonds or purchase money obligations delivered to the Mortgage Trustee, prior lien bonds delivered to the Mortgage Trustee or reduced or assumed by the purchaser, property additions acquired in exchange for the property released, or upon a showing that unfunded net property additions exist. The Mortgage also permits the withdrawal of cash upon a showing that unfunded net property additions exist or against the deposit of bonds or the application thereof to the retirement of bonds. (Articles VI, VII and X.)

LIMITATIONS ON DIVIDENDS

    The supplemental indenture relating to the Senior Note Exchange Mortgage Bonds does not restrict Consumers' ability to pay dividends on its Common Stock. However, supplemental indentures relating to certain series of outstanding bonds prohibit the payment of common dividends except out of retained earnings which have accumulated since September 30, 1945 less the amount, if any, that actual charges to income or retained earnings since December 31, 1945 for repairs, maintenance and depreciation of certain of the property subject to the Indenture are less than the maintenance and replacement requirements applicable pursuant to Section 7.07 of the Indenture for the equivalent period.

MODIFICATION OF MORTGAGE

    The Mortgage, the rights and obligations of Consumers and the rights of the bondholders may be modified by Consumers with the consent of the holders of 75% in principal amount of the bonds and of not less than 60% of the principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder's consent. (Article XVII.) Consumers has reserved the right without any consent or other action by the holders of bonds of any series created after September 15, 1993 (including the Senior Note Exchange Mortgage Bonds) or by the holder of any Senior Note or Exchange Note, to amend the Mortgage in order to substitute a majority in principal amount of bonds outstanding under the Mortgage for the 75% requirement set forth above (and then only in respect of such series of outstanding bonds as shall be affected by the proposed action) and to eliminate the requirement for a series-by-series consent requirement.

CONCERNING THE MORTGAGE TRUSTEE

    As of July 16, 1984, Citibank, N.A. resigned as Trustee under the Mortgage and was replaced by Manufacturers Hanover Trust Company. As of June 19, 1992 Chemical Bank became successor Mortgage Trustee, and as of July 15, 1996 The Chase Manhattan Bank became successor Mortgage Trustee.

    The Chase Manhattan Bank is also the Trustee under the Indenture. Consumers and its affiliates maintain depository and other normal banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank is also a lender to Consumers and its affiliates. The Mortgage provides that Consumers' obligations to compensate the Mortgage Trustee and reimburse the Trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the Senior Note Mortgage Bonds upon all property and funds held or collected by the Mortgage Trustee as such.

    The Mortgage Trustee or the holders of 20% in aggregate principal amount of the bonds may declare the principal due on default, but the holders of a majority in aggregate principal amount may annul such declaration and waive the default if the default has been cured. (Section 11.05.) Subject to certain limitations, the holders of a majority in aggregate principal amount may generally direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage. (Sections 11.01 and 11.12.) No bondholder has the right to institute any proceedings for the enforcement of the Mortgage unless such holder shall have given the Mortgage Trustee written notice of a default, the holders of 20% of outstanding bonds shall have tendered to the Mortgage Trustee reasonable security or indemnity against costs, expenses and liabilities and requested the Mortgage Trustee to take action, the Mortgage Trustee shall have declined to take action or failed to do so within sixty days and no inconsistent directions shall have been given by the holders of a majority in aggregate principal amount of the bonds. (Section 11.14.) The Mortgage Trustee is not required to advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties if there is reasonable ground for believing that repayment is not reasonably assured to it. (Section 16.03.)

DEFAULTS

    By Section 11.01 of the Mortgage, the following are defined as "defaults": failure to pay principal when due; failure to pay interest for sixty days; failure to pay any installment of any sinking or other purchase fund for ninety days; certain events in bankruptcy, insolvency or reorganization; failure to perform any other covenant for ninety days following written demand by the Mortgage Trustee for Consumers to cure such failure. Consumers has covenanted to pay interest on any overdue principal and (to the extent permitted by law) on overdue installments of interest, if any, on the bonds under the Mortgage at the rate of 6% per annum. The Mortgage does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof. However, Consumers is required by law to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.

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

                               THE EXCHANGE OFFER

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Notes were sold by Consumers on March 6, 1998, pursuant to the Purchase Agreement dated February 27, 1998 (the "Purchase Agreement") by and among Consumers and the Initial Purchasers and were subsequently offered by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A that are accredited investors in a manner exempt from registration under the Securities Act as well as to purchasers pursuant to Regulation S under the Securities Act.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement which has been filed as an exhibit to the Exchange Offer Registration Statement and a copy of which is available as set forth in "Available Information."

    Consumers and the Initial Purchasers entered into the Registration Rights Agreement on March 6, 1998. Pursuant to the Registration Rights Agreement, Consumers agreed to file with the Commission a registration statement (the "Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to the offer to exchange the Notes for a new series of notes of Consumers (the "Senior Notes, 6 7/8% Due 2018, Series B" or "Exchange Notes") registered under the Securities Act with terms substantially identical to those of the Notes (the "Exchange Offer") (except that the Exchange Notes will not contain terms with respect to transfer restrictions or for provision of additional interest during the continuation of a Registration Default (as defined below)). Upon the effectiveness of the Exchange Offer Registration Statement, Consumers will offer Exchange Notes pursuant to the Exchange Offer in exchange for Transfer Restricted Securities (as defined herein) to the Holders of Transfer Restricted Securities who are able to make certain representations. If (i) Consumers is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies Consumers that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Notes acquired directly from Consumers or an affiliate of Consumers, Consumers will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Consumers will use its best efforts to cause the applicable registration statement to be declared effective by the Commission on or prior to 180 days after such filing obligation arises. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Note for an Exchange Note, the date on which such an Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

    The Registration Rights Agreement will provide that (i) Consumers will file an Exchange Offer Registration Statement with the Commission on or prior to 150 days after the closing date, (ii) Consumers will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Consumers will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Consumers will file the Shelf Registration Statement with the Commission on or prior to 150 days after such filing obligation arises and to use its best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after the date on which Consumers becomes obligated to file such Shelf Registration Statement. Except as provided in the next paragraph, if (a) Consumers fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) Consumers fails to consummate the Exchange Offer within 30 business days after the Exchange Offer Registration Statement is first declared effective or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses

(a) through (d) above being a "Registration Default"), then Consumers will pay additional interest to each Holder of Notes at a rate of .25% per annum until all such Registration Defaults are cured. All accrued additional interest will be paid by Consumers on each interest payment date to the Depositary by wire transfer of immediately available funds or by federal funds check and to Holders of certificated securities by mailing checks to their registered addresses.
Following the cure of all Registration Defaults, the accrual of additional interest will cease.

    Holders of Notes will be required to make certain representations to Consumers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The term "Expiration Date" shall mean , 1998, unless Consumers, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

    To extend the Expiration Date, Consumers will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that Consumers is extending the Exchange Offer for a specified period of time.

    Consumers reserves the right (i) to delay acceptance of any Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Notes not previously accepted if any of the conditions set forth herein under "- Conditions" shall have occurred and shall not have been waived by Consumers, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by Consumers to constitute a material change, Consumers will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Notes of such amendment.

    Without limiting the manner in which Consumers may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, Consumers shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will accrue interest at the rate of 6 7/8% per annum from the last date on which interest was paid on the Notes, or, if no interest has been paid on such Notes, from March 6, 1998, the date of issuance of the Notes for which the Exchange Offer is being made. Interest on the Exchange Notes is payable semiannually on March 1 and September 1, commencing September 1, 1998.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Notes into the Exchange Agent's account at The Depositary (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED,

BE USED.  IN ALL CASES,  SUFFICIENT  TIME  SHOULD BE  ALLOWED  TO ASSURE  TIMELY
DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO CONSUMERS. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of Notes will constitute an agreement between such holder and Consumers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

        Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be medallion guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor' institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Notes tendered pursuant thereto are tendered for the account of an Eligible Institution.

        If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by Consumers, evidence satisfactory to Consumers of their authority to so act must be submitted with the Letter of Transmittal.

        All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Notes will be determined by Consumers, in its sole discretion, which determination will be final and binding. Consumers reserves the absolute right to reject any and all Notes not properly tendered or any Notes which, if accepted, would, in the opinion of counsel for Consumers, be unlawful. Consumers also reserves the absolute right to waive any irregularities or conditions of tender as to particular Notes. Consumers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as Consumers shall determine. Neither Consumers, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

        In addition, Consumers reserves the right, in its sole discretion, subject to the provisions of the Senior Debt Indenture, to purchase or make offers for any Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Agreement, and to the extent permitted by applicable law, purchase Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

        Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Notes properly tendered will be accepted promptly after the Expiration Date, and the Exchange Notes will be issued promptly after acceptance of the Notes. See "Conditions." For purposes of the Exchange Offer, Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if Consumers has given oral or written notice thereof to the Exchange Agent.

        In all cases, issuance of Exchange Notes for Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a Book-Entry Confirmation of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Notes by causing the Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal (or facsimile) thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth under "- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by Consumers (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Notes and the amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. ("NYSE"') trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

    Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth under "- Exchange Agent." Any such notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility from which the Notes were tendered, identify the principal amount of the Notes to be withdrawn, and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Notes and otherwise comply with the procedures of such Book-Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by Consumers, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described under "- Procedures for Tendering" and "- Book-Entry Transfer" at any time on or prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, Notes will not be required to be accepted for exchange, nor will Exchange Notes be issued in exchange for any Notes, and Consumers may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if, because of any change in law, or applicable interpretations thereof by the Commission, Consumers determines that it is not permitted to effect the Exchange Offer. Consumers has no obligation to, and will not knowingly, permit acceptance of tenders of Notes from affiliates of Consumers or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Staff of the Commission, or if the Exchange Notes to be received by such holder or holders of Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

    The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

   By Mail (Certified, Registered, Overnight or First Class) or Hand Delivery:

                            The Chase Manhattan Bank
                            55 Water Street. Room 234
                                 North Building
                            New York, New York 10041

                                  By Facsimile
                        (For Eligible Institutions Only)
                                  (212)638-7380

                                Telephone Number
                                 (212) 638-0828

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Consumers. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of Consumers.

     Consumers will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. Consumers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the Exchange Offer will be paid by Consumers, including fees and expenses of the Exchange Agent and the Trustee, and accounting, legal, printing and related fees and expenses.

     Consumers will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

RESALE OF EXCHANGE NOTES

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Consumers believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any owner of such Exchange Notes (other than any such owner which is an "affiliate" of Consumers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such owner's business and such owner does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any owner of Notes who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,1988, as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993) and Morgan Stanley & Co., Incorporated (available June 5, 1991), Warnaco, Inc.(available June 5, 1991), and Epic Properties, Inc. (available October 21, 1991)
or similar no-action letters (collectively the "No-Action Letters") but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     By tendering in the Exchange Offer, each Holder (or DTC participant, in the case of tenders of interests in the Global Notes held by DTC) will represent to Consumers (which representation may be contained the Letter of Transmittal) to the effect that (A) it is not an affiliate of Consumers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder will acknowledge and agree that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Notes acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of the Registration Rights Agreement rely on the position of the Commission enunciated in the No-Action Letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from Consumers or an affiliate thereof.

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or to register the Exchange Notes prior to offering or selling such Exchange Notes. Consumers has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to cooperate with selling Holders or underwriters in connection with the registration and qualification of the Exchange Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of Exchange Notes to trade the Exchange Notes without any restrictions or limitations under the securities laws of the several states of the United States.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Notes who do not exchange their Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend thereon as a consequence of the issuance of the Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Notes may not be registered under the Securities Act, except pursuant a transaction not subject to, the Securities Act and applicable state securities laws. Consumers does not currently anticipate that it will register the Notes under the Securities Act. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The information required by this item appears (i) under "Nominees for Election as Directors" on pages 2 through 5 of CMS Energy Corporation's definitive Proxy Statement, dated April 20, 1998, relating to its 1998 Annual Meeting of Shareholders (the "1998 Proxy Statement"); (ii) under "Section 16(a) Beneficial Ownership Reporting Compliance" on page 6 of the 1998 Proxy Statement; and (iii) under "CMS Energy and Consumers Executive Officers" on pages 21 through 23 of CMS Energy and Consumers Annual Report on Form 10-K for the fiscal year ended December 31, 1997, all of which information is incorporated by reference.

                             EXECUTIVE COMPENSATION

     The information required by this item appears under (i) "Executive Compensation" on pages 10 through 12 of the 1998 Proxy Statement; (ii) "Executive Compensation" on pages 3 and 4 of Consumers Energy Company's definitive Proxy Statement, dated April 20, 1998, relating to its 1998 Annual Meeting of Shareholders; and (iii) "Organization and Compensation Committee Report" on pages 13 through 14 of the 1998 Proxy Statement all of which information is incorporated by reference.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF NOTES FOR EXCHANGE NOTES

     The following summary describes the principal United States federal income tax consequences to holders who exchange Notes for Exchange Notes pursuant to the Exchange Offer. This summary is intended to address the beneficial owners of Notes that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State or the District of Columbia, or estates or trusts that are not foreign estates or trusts for United States federal income tax purposes, in each case, that hold the Notes as capital assets.

     The exchange of Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable exchange for United States federal income tax purposes. As a result, a holder of a Note whose Note is accepted in the Exchange Offer will not recognize gain or loss on the exchange. A tendering holder's tax basis in the Exchange Notes received pursuant to the Exchange Offer will be the same as such holder's tax basis in the Notes surrendered therefor. A tendering holder's holding period for the Exchange Notes received pursuant to the Exchange Offer-will include its holding period for the Notes surrendered therefor.

     ALL HOLDERS OF NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF NOTES FOR EXCHANGE NOTES, AND OF THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE EXCHANGE NOTES

     The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes or the Exchange Notes by a United States Holder (as defined below). This summary deals only with the United States Holders that will hold the Notes or the Exchange Notes as capital assets. The discussion does not cover-all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Notes or the Exchange Notes by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the federal income tax laws (such as banks, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the Notes or the Exchange Notes as part of straddles, hedging transactions or conversion transactions for federal tax purposes or investors whose functional currency is not United States Dollars). Furthermore, the discussion below is based on provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

     PERSONS CONSIDERING THE PURCHASE, OWNERSHIP, OR DISPOSITION OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR INTERNATIONAL TAXING JURISDICTION.

     As used herein, the term "United States Holder" means a beneficial owner of the Notes or the Exchange Notes that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) a person or entity that is otherwise subject to United States federal income tax on a net income basis in respect of income derived from the Notes or the Exchange Notes, or (iv) a partnership to the extent the interest therein is owned by a person who is described in clause (i), (ii) or (iii) of this paragraph.

INTEREST

     Interest paid on an Existing Note or an Exchange Note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

PURCHASE, SALE, EXCHANGE, RETIREMENT AND REDEMPTION OF THE EXCHANGE NOTES

     In general (with certain exceptions described below) a United States Holder's tax basis in an Exchange Note will equal the price paid for the Notes for which such Exchange Note was exchanged pursuant to the Exchange Offer. A United States Holder generally will recognize gain or loss on the sale, exchange, retirement, redemption or other disposition of an Note or an Exchange Note (or portion thereof) equal to the difference between the amount realized on such disposition and the United States Holder's tax basis in the Note or the Exchange Note (or portion thereof). Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on such disposition of an Note or a Exchange Note will be capital gain or loss. Under the "Taxpayer Relief Act of 1997" (the "Taxpayer Act") the maximum rate applicable to long-term capital gains of individuals has been reduced to 20%. However, the Taxpayer Act also extends the holding period for long-term capital gains to 18 months for capital assets disposed of after July 28, 1997. Gain on capital assets held between 12 months and 18 months are subject to tax at a maximum rate of 28%. Any such gain will generally be United States source gain.

BOND PREMIUM

     If a United States Holder acquires an Exchange Note or has acquired a Note, in each ease, for an amount more than its redemption price, the Holder may elect to amortize such bond premium on a yield to maturity basis. Once made, such an election applies to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, unless the IRS consents to a revocation of the election. The basis of an Exchange Note will be reduced by any amortizable bond premium taken as a deduction,

MARKET DISCOUNT

     The purchase of an Exchange Note or the purchase of a Note other than at original issue may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily defined de minimis exception, if a United States Holder purchases an Exchange Note (or purchased a Note) at a "market discount," as defined below, and thereafter recognizes gain upon a disposition of the Exchange Note (including dispositions by gift or redemption), the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount that has accrued ("accrued market discount") while the Exchange Note (and its predecessor Note, if any) was held by such United States Holder will be treated as ordinary interest income at the time of disposition rather than as capital gain. For an Exchange Note or a Note, "market discount" is the excess of the stated redemption price at maturity over the tax basis immediately after its acquisition by a United States Holder. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Note, unless the United States Holder elects to accrue such discount on the basis of the constant yield method. Such an election applies only to the Exchange Note with respect to which it is made and is irrevocable.

     In lieu of including the accrued market discount income at the time of disposition, a United States Holder of an Exchange Note acquired at a market discount (or acquired in exchange for a Note acquired at a market discount) may elect to include the accrued market discount in income currently either ratably or using the constant yield method. Once made, such an election applies to all other obligations that the United States Holder purchases at a market discount during the taxable year for which the election is made and in all subsequent taxable years of the United States Holder, unless the Internal Revenue Service consents to a revocation of the election. If an election is made to include accrued market discount in income currently, the basis of a Exchange Note (or, where applicable, a predecessor Note) in the hands of the United States Holder will be increased by the accrued market discount thereon as it is includible in income. A United States Holder of a market discount Exchange Note who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Exchange Note, if any, in an amount not exceeding the accrued market discount on such Exchange Note until the maturity or disposition of such Exchange Note.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of interest and principal on, and the proceeds of sale or other disposition of the Notes or the Exchange Notes payable to a United States Holder, may be subject to information reporting requirements and backup withholding at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. Certain United States Holders (including, among others, corporations) are not subject to backup withholding. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connections with resales of the Exchange Notes received in exchange for the Notes where such Notes were acquired as a result of market-making activities or other trading activities. Consumers has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     Consumers will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. The Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transaction, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Expiration Date, Consumers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Consumers has agreed to pay all expenses incident to the Exchange Offer and will indemnify the holders of the Exchange Notes against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Opinions as to the legality of the Exchange Notes will be rendered for Consumers by Michael D. Van Hemert, Assistant General Counsel for CMS Energy, Consumers' parent. Certain United States Federal income taxation matters will be passed upon for Consumers by Theodore J. Vogel, tax counsel for CMS Energy, Consumers' parent.

                                     EXPERTS

     The consolidated financial statements and schedules of Consumers as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited interim consolidated financial information for the periods ended March 31 1997 and 1998, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they did not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their reports on the unaudited interim consolidated financial information because these reports are not "reports" or "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     Future consolidated financial statements of Consumers and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extend that said firm has audited said consolidated financial statements and consented to the use of their reports thereon.

================================================================================
================================================================================



     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSUMERS, THE INITIAL PURCHASERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE EXCHANGE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                   TABLE OF CONTENTS

                                                   PAGE
Available Information...............................1
Incorporation of Certain Documents by
  Reference.........................................1
Prospectus Summary..................................2
Consumers Energy Company............................7
Selected Consolidated Financial Data................8
Use of Proceeds.....................................8
Ratio of Earnings to Fixed Charges..................8
Description of Exchange Notes.......................9
Description of First Mortgage Bonds................20
The Exchange Offer.................................23
Directors and Executive Officers...................28
Executive Compensation.............................28
Certain United States Federal Income
  Tax Consequences.................................29
Plan of Distribution...............................31
Legal Matters......................................31
Experts............................................32
================================================================================
================================================================================


================================================================================
================================================================================


                              OFFER TO EXCHANGE
                             6 7/8% SENIOR NOTES
                                  DUE 2018,
                                   SERIES B


                      FOR ANY AND ALL OF THE OUTSTANDING
                             6 7/8% SENIOR NOTES
                                  DUE 2018,
                                   SERIES A





                          WHICH HAVE BEEN REGISTERED
                      UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED



                           [CONSUMERS ENERGY LOGO]


================================================================================
================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following resolution was adopted by the Board of Directors of Consumers on May 6, 1987:

        RESOLVED: That effective March 1, 1987 the Company shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

         Article XIII, Section 1 of Consumers Bylaws provides:

        The Company may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

    Article V of Consumers Restated Articles of Incorporation, as amended reads:

        A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director except
    (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article V, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

    Article VI of Consumers Restated Articles of Incorporation, as amended reads:

        Each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Company. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article VI by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Sections 561 through 571 of the Michigan Business Corporation Act provides Consumers with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

    Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of Consumers or of Consumers' subsidiaries and Consumers' officers and directors are indemnified against such losses by reason of their being or having been directors of officers of another corporation, partnership, joint venture, trust or other enterprise at Consumers' request. In addition, Consumers has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act cited above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.                DESCRIPTION
-----------                -----------

*3(a)             -    Certificate of Amendment to the Articles of Incorporation
                       of Consumers dated March 10, 1997 and Restated Articles of Incorporation of Consumers. (Designated in Consumers'
                       Form 10-K for the year ended December 31, 1996, File
                       No.1-5611, as Exhibit 3(c).)

*3(b)             -    By-Laws of Consumers.  (Designated in Consumers'  Form
                       10-K for the year ended December 31, 1996, File No.
                       1-5611 as Exhibit 3(d).)

*4(a)             -    Indenture  dated as of  February  1, 1998  between
                       Consumers Energy Company and The Chase Manhattan Bank, as
                       Trustee. (Designated in Consumers' Form 10-K for the year ended December 31, 1997, File No. 1-5611, as Exhibit
                       (4)(c).)

                  - First Supplemental Indenture dated as of May 1, 1998 between Consumers Energy Company and The Chase Manhattan Bank, as Trustee (Designated in Consumers' Form 10-Q for the quarter ended March 31, 1998, File No. 1-5611, as Exhibit (4)(a).)

*4(b)             -    Second  Supplemental  Indenture dated as of June 15, 1998
                       between Consumers Energy Company and The Chase Manhattan
                       Bank, as Trustee. (Designated in Consumers Energy
                       Company's Registration Statement on Form S-4 dated July
                       13, 1998, File No. 333-58943, as Exhibit 4(b).)

*4(c)             -    Indenture  dated as of  September 1, 1945,  between
                       Consumers Energy Company and Chemical Bank (successor to
                       Manufacturers Hanover Trust Company, as Trustee, including therein indentures supplemental thereto through the Forty-third supplemental Indenture dated as of May 1, 1979. (Designated in Consumers Energy Company's
                       Registration Statement No.2-65973 as Exhibit (b)(1)-(4).)

                       Indentures Supplemental thereto:

                                                          Consumers
                                                        Energy Company
                        Sup Ind/Dated as of              File Reference                               Exhibits
                        -------------------             ----------------                              --------

                          67th  11/15/89                Reg. No. 33-31866                              (4)(d)
                          68th  06/15/93                Reg. No. 33-41126                              (4)(d)
                          69th  09/15/93                Form 8-K dated September 21, 1993,
                                                        File No. 1-5611                                (4)

                          70th  02/01/98                Form 10-K for year ended
                                                        December 31, 1997, File No. 1-5611             (4)
                          71st  03/01/98                Form 10-K for year ended
                                                        December 31, 1997, File No. 1-5611             (4)
                          72nd  05/01/98                Form 10-Q for period ended
                                                        March 31, 1998, File No. 1-5611                (4)(b)
                          73rd  06/15/98                Reg. No. 333-58943                             (4)(d)

*4(e)             -    Form of Exchange  Note.  (Designated  in Consumers
                       Energy's Form 10-K for the year ended December 31, 1997,
                       File No. 1-5611, as Exhibit (4)(c).)

 4(f)             -    Registration  Rights  Agreement  dated as of March 6,
                       1998 by and among Consumers Energy Company and Salomon
                       Brothers Inc, Morgan Stanley & Co. Incorporated, BZW
                       Securities Inc., Donaldson, Lufkin & Jenrette Securities
                       Corporation, and First Chicago Capital Markets, Inc.

 5                -    Opinion of Michael D. Van Hemert, Assistant General
                       Counsel for CMS Energy.

 8                -    Opinion of Theodore J. Vogel, Tax Counsel for CMS
                       Energy, regarding tax matters.

*12               -    Statement  re:  computation  of Ratios of Earnings to
                       Fixed Charges. (Designated in Consumers Energy Company's
                       Registration Statement on Form S-4 dated July 13, 1998,
                       File No. 333-58943, as Exhibit 12.)

 15               -    Letter re: unaudited interim financial information.

23(a)             -    Consent of Michael D. Van Hemert, Assistant General
                       Counsel for CMS Energy (included in Exhibit 5 above).

23(b)             -    Consent of Theodore J. Vogel, Tax Counsel for CMS Energy
                       (included in Exhibit 8 above).

23(c)             -    Consent of Arthur Anderson LLP.

*24               -    Powers of  Attorney of  Directors  whose names are
                       signed to this registration statement pursuant to such powers (Designated in Consumers Energy Company's
                       Registration Statement on Form S-4 dated July 13, 1998,
                       File No. 333-58943, as Exhibit 24).

*25               -    Statement of Eligibility and  Qualification  of The
                       Chase Manhattan Bank (Designated in Consumers Energy
                       Company's Registration Statement on Form S-4 dated July
                       13, 1998, File No. 333-58943, as Exhibit 25).

99(a)             -    Form of Letter of Transmittal for the 6 7/8% Senior
                       Notes, Due 2018, Series B.

99(b)             -    Certification of Taxpayer Identification Number on
                       Substitute Form W-9.

99(c)             -    Form of Notice of Guaranteed Delivery.

* Previously filed

    Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 22. UNDERTAKINGS.

    The undersigned registrants hereby undertake:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

    (3) To respond to requests for information that is incorporated by reference in to the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Jackson, and State of Michigan, on the 27th day of July, 1998.

                                        CONSUMERS ENERGY COMPANY



                                        By: /s/ AM Wright
                                           ----------------------------
                                           Alan M. Wright
                                           Senior Vice President and
                                           Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Name                                                          Title                                       Date
 ---                                                           -----                                       ----
  (i) Principal executive officer


      /s/ Victor J. Fryling                                  President                                   July 27, 1998
      -----------------------------------
      Victor J. Fryling


 (ii) Principal financial officer:


      /s/ AM Wright                                          Senior Vice President and
      -----------------------------------                    Chief  Financial Officer                    July 27, 1998
      Alan M. Wright

(iii) Controller or principal accounting officer


      /s/ Dennis DaPra                                       Vice President and Controller               July 27, 1998
      ---------------------------------
      Dennis DaPra


                          *
      -----------------------------------
      (William T. McCormick, Jr.)                            Director                                    July 27, 1998



            *
    -----------------------
      (John M. Deutch)                                       Director                                    July 27, 1998


            *
    -----------------------
      (James J. Duderstadt)                                  Director                                    July 27, 1998


            *
    -----------------------
      (Kathleen R. Flaherty)                                 Director                                    July 27,1998



            *
    -----------------------
      (Victor J. Fryling)                                    Director                                    July 27, 1998


            *
    -----------------------
      (Earl D. Holton)                                       Director                                    July 27, 1998


            *
    -----------------------
      (William U. Parfet)                                    Director                                    July 27, 1998


            *
    -----------------------
      (Percy A. Pierre)                                      Director                                    July 27, 1998


            *
    -----------------------
      (Kenneth Whipple)                                      Director                                    July 27, 1998


            *
    -----------------------
      (John B. Yasinsky)                                     Director                                    July 27, 1998



*By:  /s/ AM Wright
    -----------------------
      Alan M. Wright
      Attorney in-fact

                                      II-6

                                  EXHIBIT INDEX


Exhibit No.                                 DESCRIPTION
-----------                                 -----------

*3(a)             -    Certificate of Amendment to the Articles of Incorporation
                       of Consumers dated March 10, 1997 and Restated Articles of Incorporation of Consumers. (Designated in Consumers'
                       Form 10-K for the year ended December 31, 1996, File
                       No.1-5611, as Exhibit 3(c).)

*3(b)             -    By-Laws of Consumers. (Designated in Consumers' Form 10-K
                       for the year ended December 31, 1996, File No. 1-5611 as
                       Exhibit 3(d).)

*4(a)             -    Indenture dated as of February 1, 1998 between Consumers
                       Energy Company and The Chase Manhattan Bank, as Trustee.
                       (Designated in Consumers' Form 10-K for the year ended
                       December 31, 1997, File No. 1-5611, as Exhibit (4)(c).)

                 - First Supplemental Indenture dated as of May 1, 1998 between Consumers Energy Company and The Chase Manhattan Bank, as Trustee (Designated in Consumers' Form 10-Q for the quarter ended March 31, 1998, File No. 1-5611, as Exhibit (4)(a).)

*4(b)             -    Second Supplemental Indenture dated as of June 15, 1998
                       between Consumers Energy Company and The Chase Manhattan
                       Bank, as Trustee. (Designated in Consumers Energy
                       Company's Registration Statement on Form S-4 dated July
                       13, 1998, File No. 333-58943, as Exhibit 4(b).)

*4(c)             -    Indenture dated as of September 1, 1945, between
                       Consumers Energy Company and Chemical Bank (successor to
                       Manufacturers Hanover Trust Company, as Trustee, including therein indentures supplemental thereto through the Forty-third supplemental Indenture dated as of May 1, 1979. (Designated in Consumers Energy Company's
                       Registration Statement No.2-65973 as Exhibit (b)(1)-(4).)

                       Indentures Supplemental thereto:



                                                          Consumers
                                                        Energy Company
                        Sup Ind/Dated as of             File Reference                                 Exhibits
                        -------------------             ----------------                               --------
                          67th  11/15/89                Reg. No. 33-31866                              (4)(d)
                          68th  06/15/93                Reg. No. 33-41126                              (4)(d)
                          69th  09/15/93                Form 8-K dated September 21, 1993,
                                                        File No. 1-5611                                (4)
                          70th  02/01/98                Form 10-K for year ended
                                                        December 31, 1997, File No. 1-5611             (4)
                          71st  03/01/98                Form 10-K for year ended
                                                        December 31, 1997, File No. 1-5611             (4)
                          72nd  05/01/98                Form 10-Q for period ended
                                                        March 31, 1998, File No. 1-5611                (4)(b)
                          73rd  06/15/98                Reg. No. 333-58943                             (4)(d)



*4(e)             -   Form of Exchange Note.  (Designated in Consumers Energy's
                      Form 10-K for the year ended December 31, 1997, File No.
                      1-5611, as Exhibit (4)(c).)

 4(f)             -   Registration Rights Agreement dated as of March 6,1998 by
                      and among Consumers Energy Company and Salomon Brothers
                      Inc, Morgan Stanley & Co. Incorporated, BZW Securities
                      Inc., Donaldson, Lufkin & Jenrette Securities
                      Corporation, and First Chicago Capital Markets, Inc.

 5                -   Opinion of Michael D. Van Hemert, Assistant General
                      Counsel for CMS Energy.

 8                -   Opinion of Theodore J. Vogel, Tax Counsel for CMS Energy,
                      regarding tax matters.

*12               -   Statement re: computation of Ratios of Earnings to Fixed
                      Charges. (Designated in Consumers Energy Company's
                      Registration Statement on Form S-4 dated July 13, 1998,
                      File No. 333-58943, as Exhibit 12.)

 15               -   Letter re: unaudited interim financial information.

23(a)             -   Consent of Michael D. Van Hemert, Assistant General
                      Counsel for CMS Energy (included in Exhibit 5 above).

23(b)             -   Consent of Theodore J. Vogel, Tax Counsel for CMS Energy
                      (included in Exhibit 8 above).

23(c)             -   Consent of Arthur Anderson LLP.

*24               -   Powers of Attorney of Directors whose names are signed to
                      this registration statement pursuant to such powers
                      (Designated in Consumers Energy Company's Registration
                      Statement on Form S-4 dated July 13, 1998, File No.
                      333-58943, as Exhibit 24).

*25               -   Statement of Eligibility and Qualification of The Chase
                      Manhattan Bank (Designated in Consumers Energy Company's
                      Registration Statement on Form S-4 dated July 13, 1998,
                      File No. 333-58943, as Exhibit 25).

99(a)             -   Form of Letter of Transmittal for the 6 7/8% Senior
                      Notes, Due 2018, Series B.

99(b)             -   Certification of Taxpayer Identification Number on
                      Substitute Form W-9.

99(c)             -   Form of Notice of Guaranteed Delivery.

* Previously filed

    Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

                                      II-8